UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2013

Sono-Tek Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 0-16035

New York	14-1568099
(State of Incorporation)	(I.R.S. Employer ID No.)

2012 Route 9W, Milton, New York	12547
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (845) 795-2020

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01: Entry Into A Material Definitive Agreement.

On December 16, 2013, Sono-Tek Corporation (the “Company”), through its wholly owned subsidiary, Sono-Tek Industrial Park, LLC (“SIP”), refinanced the mortgage on the Sono-Tek Industrial Park in Milton, New York, where the Company’s offices and manufacturing facility are located.

Under the terms of the refinancing, M&T Bank loaned SIP $1,600,000 which accrues interest at the rate of 4.15% per annum and has a repayment term of ten years. The loan is secured by a mortgage on the Sono-Tek Industrial Park. The M&T Bank loan replaces the acquisition financing that SIP obtained from the seller of the Sono-Tek Industrial Park under which approximately $1,600,000 remained outstanding and which accrued interest at a rate of 5.5% per annum and had a repayment term of twenty years, with seventeen years remaining.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONO-TEK CORPORATION

By: /s/ Stephen J. Bagley

Stephen J. Bagley

Chief Financial Officer

December 19, 2013